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                     DAIMLER-BENZ AUTO GRANTOR TRUST 1997-A
                            MONTHLY SERVICING REPORT

                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: SEPTEMBER 1999
DISTRIBUTION DATE: 10/20/99


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
STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT                                                      Per $1,000 of Original
                                                                                                           Class A/Class B
                                                                                                          Certificate Amount
                                                                                                        ----------------------
   (i)      Principal Distribution
            ----------------------
               Class A Amount                                                   $12,600,030.98              $19.177563
               Class B Amount                                                      $593,718.76              $19.177563

  (ii)      Interest Distribution
            ---------------------
               Class A Amount                                                    $1,036,028.41               $1.576861
               Class B Amount                                                       $48,818.09               $1.576861

 (iii)      Monthly Servicing Fee                                                  $179,313.47               $0.260638
            ---------------------                                                  -----------
               Monthly Supplemental Servicing Fee                                        $0.00               $0.000000
               Class A Percentage of the Servicing Fee                             $171,244.36               $0.260638
               Class A Percentage of the Supplemental Servicing Fee                      $0.00               $0.000000
               Class B Percentage of the Servicing Fee                               $8,069.11               $0.260638
               Class B Percentage of the Supplemental Servicing Fee                      $0.00

  (iv)      Class A Principal Balance (end of Collection Period)               $192,893,206.55
            Class A Pool Factor (end of Collection Period)                          29.358829%
            Class B Principal Balance (end of Collection Period)                 $9,089,208.97
            Class B Pool Factor (end of Collection Period)                          29.358829%

   (v)      Pool Balance (end of Collection Period)                            $201,982,415.52

  (vi)      Class A Interest Carryover Shortfall                                         $0.00
            Class A Principal Carryover Shortfall                                        $0.00
            Class B Interest Carryover Shortfall                                         $0.00
            Class B Principal Carryover Shortfall                                        $0.00

 (vii)      Amount Otherwise Distributable to the Seller that is
            Distributed to Either the Class A or Class B Certificateholders              $0.00               $0.000000


(viii)      Balance of the Reserve Fund Property (end of Collection Period)
               Class A Amount                                                    $6,879,784.34
               Class B Amount                                                            $0.00

  (ix)      Aggregate Purchase Amount of Receivables repurchased by
               the Seller or the Servicer                                                $0.00
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